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                                POWER OF ATTORNEY

The person whose signature appears below hereby appoints John P. Arnhold, Robert Miller and Robert Bruno and each of them, any of whom may act without the joinder of others, as his attorney-in-fact to sign and file on his behalf individually an in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of the First Eagle Trust.

/s/ John P. Arnhold
____________________________________________
John P. Arnhold, Co-President and Trustee

/s/ Harold J. Levy
____________________________________________
Harold J. Levy, Co-President

/s/ Candace K. Beinecke
____________________________________________
Candace K. Beinecke, Trustee

/s/ Edwin J. Ehrlich
____________________________________________
Edwin J. Ehrlich, Trustee

/s/ K. Georg Gabriel
____________________________________________
K. Georg Gabriel, Trustee

/s/ Robert J. Gellert
____________________________________________
Robert J. Gellert, Trustee

____________________________________________
Michael M. Kellen, Trustee

/s/ William M. Kelly
____________________________________________
William M. Kelly, Trustee

/s/ Stanford S. Warshawsky
____________________________________________
Stanford S. Warshawsky, Trustee

/s/ Robert Miller
--------------------------------------------
Robert Miller, Treasurer (Principal Financial
                   and Accounting Officer)

Date:  February 20, 1998




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